Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 01/18/2013 11:52 AM
ID: 2013-000636598

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

   Mariner's Choice International Inc.

2. Incorporated under the laws of: Nevada
   (State or country of incorporation)

3. Date of incorporation: 12/29/1995
   (mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:
   8640 Philips Highway, Suite 5 Jacksonville, FL 32256

6. Principal office address:
   8640 Philips Highway, Suite 5 Jacksonville, FL 32256

Received
JAN 17 2013
Secretary of State
Wyoming

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*
   Incorp Services, Inc.
   1621 Central Ave.
   Cheyenne, WY 82001

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:
   A North American manufacturer and distributor of an extensive line of ecologically-safe products

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Amie Hingston	8640 Philips Highway, Suite 5 Jacksonville, FL 32256
Vice President		
Secretary	Stanley Snopek	8640 Philips Highway, Suite 5 Jacksonville, FL 32256
Treasurer	Stanley Snopek	8640 Philips Highway, Suite 5 Jacksonville, FL 32256
Director	Amie Hingston	8640 Philips Highway, Suite 5 Jacksonville, FL 32256
Director		
Director		

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
100,000,000	Common		.001
10,000,000	Preferred		.001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
96,675,357	Common		.001
2	Preferred	"A"	.001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature] **Date:** 12/28/2012 *(mm/dd/yyyy)*

Print Name: Amie Hingston

Title: President

Contact Person: Amie Hingston

Daytime Phone Number: 904-425-1234

Email: amieh@marinerschoice.net

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Incorp Services, Inc. , registered office located at
(name of registered agent)

1621 Central Ave.
Cheyenne, WY 82001 voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Mariner's Choice International Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: [signature] **Date:** 12/28/2012
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Sherry Stevenson Daytime Phone: 702-866-2500

Title: Authorized Representative Email: sherry.stevenson@incorp.com

Registered Agent Mailing Address
(if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☐ Submit one **originally signed** consent to appointment and one exact photocopy.

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **MARINER'S CHOICE INTERNATIONAL INC.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 29, 1995, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 31, 2012.

ROSS MILLER
Secretary of State

Electronic Certificate
Certificate Number: C20121231-0614
You may verify this electronic certificate online at **http://www.nvsos.gov/**

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 8, 2013

Job Number: C20130103-1747
Reference Number: 00003770151-64
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C23569-1995-001	Articles of Incorporation	1 Pages/1 Copies
C23569-1995-005	Amendment	1 Pages/1 Copies
C23569-1995-007	Amendment	1 Pages/1 Copies
00001260349-15	Amendment	1 Pages/1 Copies
20070326198-38	Amendment	1 Pages/1 Copies
20070370789-13	Merge In	6 Pages/1 Copies
20120576791-20	Amended & Restated Articles	8 Pages/1 Copies
20120581941-53	Certificate of Designation	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20130103-1747
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 29 1995
23369-95

(For filing office use)

Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

Filing fee:
Receipt: C 34733

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** International Network Marketing Group Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

RECEIVED
DEC 29 1995
Secretary of State

Name of Resident Agent: Nevada First Bancorp.

Street Address: 1800 East Sahara Avenue, Suite 104 (Street No., Street Name) Las Vegas (City) 89104 (Zip)

3. **SHARES:** (number of shares the corporation is authorized to issue)
Number of shares with par value: 25,000 Par value $1.00 Number of shares without par value: 0
4. **GOVERNING BOARD:** shall be styled as (check one) X Directors ____ Trustees
The **FIRST BOARD OF DIRECTORS** shall consist of one members and the names and addresses are as follows (attach additional pages if necessary):

Name: Itamar Sagie Address: 1800 E Sahara Ave, Ste 104 City/State/Zip: Las Vegas, NV 89104

Name: ____ Address: ____ City/State/Zip: ____

5. **PURPOSE** (optional – see reverse side) **The purpose of the corporation shall be:**
6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. **Number of pages attached** 0
7. **SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:** (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Melissa Braun Name (print)	Name (print)
1800 E Sahara Ave, Ste. 104 Las Vegas, NV 89104 Address City/State/Zip	Address City/State/Zip
Melissa Braun Signature	Signature
State of Nevada County of Clark	State of ____ County of ____
This instrument was acknowledged before me on December 29, 1995, by	This instrument was acknowledged before me on ____, 19__, by
Melissa Braun Name of Person	Name of Person
as incorporator of International Network Marketing Group Inc. (name of party on behalf of whom instrument was executed)	as incorporator of ____ (name of party on behalf of whom instrument was executed)
Notary Public Signature NOTARY PUBLIC STATE OF NEVADA County of Clark CHAD HOLTZ My Appointment Expires April 20, 1999 (affix notary stamp or seal)	Notary Public Signature (affix notary stamp or seal)

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT**
I, Nevada First Bancorp. hereby accept appointment as Resident Agent for the above named corporation.

Signature of Resident Agent December 29, 1995 Date

(\$75)

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Office Use Only

Important: Read attached instructions before completing form.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 07 2000
No. C23569-95

DEAN HELLER SECRETARY OF STATE

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: INTERNATIONAL NETWORK MARKETING GROUP, INC. (23569-1995)

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1 - NAME: CHANGED EFFECTIVE 3-1-2000 TO:

PORTALZONE.COM, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: MAJORITY.*

4. Signatures (Required):

President or Vice President and Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

FY00-54583

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 28 2000
No. C23569-95
Dean Heller
DEAN HELLER, SECRETARY OF STATE

($75)

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

PORTALZONE.COM, INC.

The undersigned, being the President and Secretary of PORTALZONE.COM, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on JUNE 27, 2000, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of PORTALZONE.COM, INC. were filed with the Secretary of State of Nevada on the 29th day of December, 1995. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 29th day of December, 1995, herein is amended to read as follows:

ARTICLE FIRST

FIRST. The name shall be:

STATUS WINES OF TUSCANY, INC.

The undersigned hereby certify that they have on this 27TH day of JUNE, 2000, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

[signature]
President

[signature]
Secretary

06/29/2000 07:58A MLR145 FY00-000-81511

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 00001260349-15
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/19/2007 10:48 AM
	Entity Number C23569-1995

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Status Wines of Tuscany Inc

2. The articles have been amended as follows (provide article numbers, if available):

The current issued and outstanding shares of the Corporation will be reverse split as follows: One (1) new common share to be issued for five hundred (500) old shares of common stock.

Capitalization will remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: BY COURT ORDER (SEE ATTCHE

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X Eugene F. Koppenhover

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CASE NO. 05-00683A

DEPT NO. I

REC'D & FILED

'05 JUN -1 P4:12

ALAN GLOVER CLERK

DEPUTY

IN THE FIRST JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR CARSON CITY

In the Matter of:

STATUS WINES OF TUSCANY, INC.,

and

EUGENE F. KOPPENHAVER,

Applicant.

ORDER APPOINTING EUGENE F. KOPPENHAVER CUSTODIAN OF STATUS WINES OF TUSCANY, INC. PURSUANT TO NRS 78.347

The Application of Eugene S. Koppenhaver to be appointed as custodian of Status Wines of Tuscany, Inc., a Nevada corporation, has been submitted to this Court. The Application is submitted pursuant to NRS 78.347 and asserts that Status Wines of Tuscany, Inc. (the corporation) was duly incorporated in the State of Nevada on December 29, 1995 it is a publicly traded corporation, Mr. Koppenhaver owns shares in the corporation, the corporate charter was revoked by the Nevada Secretary of State on January 1, 2002, the last known officers and directors of the company cannot be located, and the corporate office of record for the company is no longer occupied and there is no telephone listing for it. From the record it appears the business of the corporation has been abandoned, and has failed to take reasonable steps to dissolve, liquidate or distribute its assets in accordance with the applicable provisions of chapter 78 of Nevada Revised Statutes. Good cause appearing,

IT IS HEREBY ORDERED that Eugene S. Koppenhaver is appointed as the Custodian of Status Wines of Tuscany, Inc., a Nevada corporation, pursuant to NRS 78.347(2) and is

granted all the powers and title of a trustee appointed under NRS 78.590, 78.635 and 78.650 consistent with the provisions of NRS 78.347(2).

IT IS FURTHER ORDERED that the Applicant as Custodian take immediate steps to reinstate the corporate charter in good standing with the Nevada Secretary of State pursuant to NRS 78.180, including without limitation, appointing an interim board of directors and set of corporate officers, filing the necessary list pursuant to NRS 78.150(1) setting forth the names and addresses of the interim board of directors and officers, retaining a new resident agent, and the payment of all fees and penalties required by NRS 78.180(1)(b).

IT IS FURTHER ORDERED that the Applicant as Custodian contact the transfer agent in charge of maintaining the list of shareholders for this corporation and obtain a complete list of shareholders of the corporation, and then schedule a meeting of the shareholders of the corporation for purposes of appointing new officers and directors for the corporation to serve until the next annual meeting of the shareholders, giving in excess of ten (10) days written notice to the shareholders who are shareholders of record at least thirty (30) days prior to issuance of the notice as to the time and place for the meeting.

IT IS FURTHER ORDERED that the Interim Board of Directors for the corporation be empowered with authority to open a new corporate bank account, identify creditors and issue corporate stock for debt, and restructure the corporation, if necessary, to enhance its value to shareholders.

DATED: 1 June, 2005

Michael R. Griffin
DISTRICT COURT JUDGE

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
	20070326198-38
Ross Miller	Filing Date and Time
Secretary of State	**05/09/2007 1:14 PM**
State of Nevada	Entity Number
	C23569-1995

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Status Wines of Tuscany Inc

2. The articles have been amended as follows (provide article numbers, if available):

Under article 1 (one) of the original articles of incorporation the name of the Corporation shall be changed to:

MARINER'S CHOICE INTERNATIONAL INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 70%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: x Eugene F. Koppenhaver

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number 20070370789-13
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/30/2007 12:27 PM
	Entity Number C23569-1995

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Mariner's Choice International Inc.
Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

Name of merging entity
Mariner's Choice Corp.
Jurisdiction
Nevada

corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Name of surviving entity
Mariner's Choice International Inc
Jurisdiction NEVADA

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

- [x] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
- [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Mariner's Choice International Inc.
Name of merging entity, if applicable

Mariner's Choice Corp.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Mariner' Choice International Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Mariner's choice International Inc
Name of merging entity

X Eugene F. Koppenhaver president
Signature Title Date May 29 2007

Mariner's choice Corp
Name of merging entity

X [signature] president
Signature Title Date May 29/07.

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Mariner's Choice International Inc
Name of surviving entity

X Eugene F. Koppenhaver
Signature Title Date May 29 2007

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120576791-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/21/2012 4:15 PM
	Entity Number C23569-1995

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Mariner's Choice International, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE of NEVADA
AMENDED RESTATED Articles of Incorporation
Of
MARINER'S CHOICE INTERNATIONAL, INC.
A STOCK CORPORATION

Mariner's Choice International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of this corporation is Mariner's Choice International, Inc., as of July 23, 2007. Since its incorporation it was International Network Marketing Group on 12/29/1995; Portalzone.com, Inc. on 03/01/2000; Status Wines of Tuscany Inc. on 06/27/2000; Mariner's Choice International, Inc. on 07/23/2007 .

2. Pursuant to Sections 78.380, 78.385, and 78.390 of the Nevada Business Corporation Act, this Amended Restated Articles of Incorporation restates and integrates and further amends the provisions of the Articles of Incorporation of this corporation. The Amended Restated Articles of Incorporation was duly adopted by the Board of Directors of Mariner's Choice International, Inc.. and approved by the stockholders at a shareholders' meeting of the stockholders of said corporation.

3. The text of this Amended Restated Articles of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

First: Name of Corporation

The name of this Corporation is "Mariner's Choice International, Inc."

Second: Registered Agent and Corporate Office

Its registered office in the State of Nevada is to be located at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Incorp Services, Inc.

The Corporation shall have its registered office in the State of Nevada, and may have such other offices and places of business within or without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Third: Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Business Corporation Act (NRS).

Fourth: Capital Stock

1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

2. Common Stock.

a) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

b) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to received all or the remain assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of the Common Stock held by them respectively The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefore in cash, stock or obligations of such other corporation, trust or other entity, or any combination hereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or merger or any other corporation into it, or any purchase or redemption of shares of stock of this Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

c) Voting Rights. Except as may be otherwise required by law or this Article of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by the person or record on the books of the corporation on all matters voted upon by the Stockholders.

3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d) The dates at which dividends, if any, shall be payable.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series.

(k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

4. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

5. Voting Rights. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

6. Denial of Preemptive Rights. No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

7. Record Date. The Board of Directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Company may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Fifth: Directors

1. Number. The number of directors constituting the initial Board of Directors is three. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

2. Vacancies. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Sixth: Meetings of Stockholders

Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, (d) the holders of at least two-thirds (2/3) of all of the shares entitled to vote at the proposed special meeting, or (e) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Seventh: Limitation of Liability

Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Article 8 of the NRS.

If the NRS is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, or a similar successor provision. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Eighth: Indemnification

1. Discretionary Indemnification. (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Sections 78.138 and 78.747 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of *nolo contendere* or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Sections 78.138 and 78.747 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Sections 78.138 and 78.747 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be

liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

2. Determination of Discretionary Indemnification. Any discretionary indemnification pursuant to Section 1 of this Article 8, unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders; or

(b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article 8, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

4. Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 8:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 1 of this Article 8, or for the advancement of expenses made pursuant to Section 2 of this Article 8 may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

5. Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

Ninth: Amendment of Corporate Documents

1. Articles of Incorporation. Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

2. Bylaws. In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Tenth: Existence

The Company is to have perpetual existence.

150101

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20120581941-53**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **08/23/2012 10:41 AM**
	Entity Number **C23569-1995**

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:
Mariner's Choice International, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

1) DESIGNATION. This class of stock of this Corporation shall be named and designated "Series A Preferred Stock". It shall have 100 shares authorized at $0.001 par value per share.
2) CONVERSION RIGHTS.
a) There are no conversion rights associated to the Series A Preferred Stock.
3) RANKING. The Series A Preferred Stock shall rank on parity with the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
4) VOTING RIGHTS. As long as any of the Series A Preferred stock is outstanding, consent of the holders of at least 50% of the Series A Preferred stock will be required for any action that (i) alters any provision of the Articles of Incorporation or the bylaws if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock; (ii) changes the authorized number of shares of Series A Preferred Stock; (iii) authorizes or creates any new class or series of shares having rights, preferences or privileges with respect to dividends or liquidation senior to or common stock on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, or the liquidation or dissolution of the Company; (v) increase the size of the board; or (vi) declares or pays any dividend or distribution..
5) DIRECTORS. Holders of Series A Preferred Stock are allowed to elect one director to represent the Class. If any holders are elected to the board outside of the one director to represent the class, these holders do not count under this section and therefore this Class shall be able to appoint one director to represent the Class.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ____________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION
POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS AND RESTRICTIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
MARINER'S CHOICE INTERNATIONAL, INC.
(PURSUANT TO SECTION 78.195 OF THE
NEVADA REVISED STATUTES)

1. Mariner's Choice International, Inc. is a corporation organized and existing under the Nevada Revised Statutes, Chapter 78 (the "Corporation").
2. The Corporation has authorized the issuance of ten million (10,000,000) shares of preferred stock, $.001 par value, of which none are issued and outstanding.
3. Pursuant to authority given to it by the Corporation's Articles of Incorporation, and in accordance with Section 78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation (the "Board") has duly adopted and approved the following resolution:

RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, $.001 par value per share, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such Series and qualifications, limitations and restrictions thereof are as follows:

1) **DESIGNATION.** This class of stock of this Corporation shall be named and designated "Series A Preferred Stock". It shall have 100 shares authorized at $0.001 par value per share.
2) **CONVERSION RIGHTS.**
   a) There are no conversion rights associated to the Series A Preferred Stock.
3) **RANKING.** The Series A Preferred Stock shall rank on parity with the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
4) **VOTING RIGHTS.** As long as any of the Series A Preferred stock is outstanding, consent of the holders of at least 50% of the Series A Preferred stock will be required for any action that (i) alters any provision of the Articles of Incorporation or the bylaws if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock; (ii) changes the authorized number of shares of Series A Preferred Stock; (iii) authorizes or creates any new class or series of shares having rights, preferences or privileges with respect to dividends or liquidation senior to or common stock on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, or the liquidation or dissolution of the Company; (v) increase the size of the board; or (vi) declares or pays any dividend or distribution..
5) **DIRECTORS.** Holders of Series A Preferred Stock are allowed to elect one director to represent the Class. If any holders are elected to the board outside of the one director to represent the class, these holders do not count under this section and therefore this Class shall be able to appoint one director to represent the Class.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

Mariner's Choice International Inc

a corporation originally organized under the laws of Nevada on December 29, 1995, did on January 18, 2013 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **January**, **2013**.

Secretary of State

By: George Guillen

Filed Date: 01/18/2013

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

DO NOT PAY!
THIS IS NOT A BILL.

Amount Paid: **$100.00**
Receipt #: **718975**
Receipt Date: **January 18, 2013**
Processed By: **GEORGE GUILLEN**
Corp #: **2013-000636598**

Incorp
2360 Corporate Cr Ste 400
Henderson, NV 89074

Payment	Reference	Amount
CHECK	27543	100.00
	TOTAL PAYMENT	**$100.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CDT - Corporation Continuance / Domestication / Transfer			1	100.00	100.00
		TOTAL CHARGES PAID			**$100.00** ✓

In Reference To:

Mariner's Choice International Inc

Comments:

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov